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                                                                    EXHIBIT 23.1
COOPERS
&LYBRAND

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Alpharma, Inc. on Form S-3 of our report dated February 25, 1998, on our audits of the consolidated financial statements of Alpharma, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                         /s/ Coopers & Lybrand L.L.P.
                         COOPERS & LYBRAND L.L.P.


Parsippany, NJ
June 22, 1998